Exhibit 99.1

News Release

Air Products Reports Fiscal 2026 Third Quarter Results

Q3 FY26 Summary of Results
•GAAP results, including loss per share# of $6.47 and operating loss of $2.1 billion, driven by charges for business and asset actions announced June 30, 2026
•Adjusted earnings per share ("EPS")* of $3.47, exceeding top-end of guidance, and adjusted operating income* of $810 million
Guidance
•Raising fiscal 2026 full-year adjusted EPS guidance* to $13.39 to $13.49; fiscal 2026 fourth quarter adjusted EPS guidance* of $3.55 to $3.65
•Now expect fiscal year 2026 capital expenditures* of approximately $3.5 billion
News and Highlights
•Electronics growth: Announced long-term agreement for Air Products San Fu to build, own and operate four large state-of-the-art air separation units, bulk gas supply systems and new underground pipeline systems supporting a semiconductor manufacturer's expansion in Taiwan
•Optimizing project portfolio: Announced decision to not proceed with Louisiana Clean Energy Complex and discontinue zero-carbon liquid hydrogen facility in Arizona (Casa Grande) and other smaller-scale clean energy distribution projects
•Signed NEOM Green Hydrogen Project agreement: Finalized marketing and distribution agreement with Yara for renewable ammonia from the NEOM Green Hydrogen Project in Saudi Arabia
Fiscal 2026 Third Quarter Consolidated Results (comparison versus prior year)
LEHIGH VALLEY, Pa. (July 30, 2026) - Air Products (NYSE:APD) today reported third quarter fiscal 2026 GAAP results, including operating loss of $2.1 billion and loss per share# of $6.47, each down over 300 percent, and GAAP operating margin of negative 66.3 percent, compared to 26.2 percent in the prior year. Fiscal 2026 results include charges of approximately $2.9 billion pre-tax ($2.2 billion after-tax, or $9.92 per share) associated with project exit decisions announced on June 30, 2026. The non-GAAP financial measures discussed below exclude these charges, as well as other items, as described in the "Reconciliations of Non-GAAP Financial Measures" section of this release.
On a non-GAAP basis, third quarter adjusted operating income* of $810 million increased nine percent on higher on-site volumes, favorable currency, and higher pricing, partially offset by higher costs. Adjusted operating margin* of 25.6 percent improved 110 basis points. Adjusted EPS* of $3.47 increased 12 percent and also benefited from higher equity affiliates' income.
Third quarter sales of $3.2 billion increased five percent on three percent higher volumes, one percent higher pricing, and one percent favorable currency.
Chief Executive Officer Eduardo Menezes said, "Despite macroeconomic volatility, Air Products delivered 12 percent growth in adjusted EPS and high single-digit adjusted operating income improvement this quarter through continued discipline in our underlying business. Having taken additional decisions to further optimize our large project portfolio, we have a clear pathway to reduce capital expenditures and drive continued profitable growth through high-quality, traditional industrial gas projects. We are also pleased to have finalized our marketing and distribution agreement with Yara, creating the first fully integrated value chain for renewable ammonia by enabling product from the world's first large-scale green ammonia plant to be sold and delivered through Yara's existing global supply chain."
# Per share amounts are calculated and presented on a diluted basis from continuing operations attributable to Air Products.
* Certain results in this release include references to non-GAAP financial measures on a consolidated, continuing operations basis. Additional information regarding these measures and reconciliations of GAAP to non-GAAP historical results can be found below. Management is unable to reconcile, without unreasonable efforts, the Company’s forecasted range of adjusted EPS or capital expenditures to a comparable GAAP range or amount because management is not able to predict the timing or occurrence of events or transactions that management believes are not representative of the Company’s underlying business performance or the timing or occurrence of future investment activity, which are necessary to calculate forward-looking adjusted EPS from continuing operations and capital expenditures, respectively. Refer to the “Capital Expenditures” and “Adjusted EPS Outlook” sections below for additional information.
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Fiscal 2026 Third Quarter Results by Business Segment
•Americas sales of $1.3 billion increased five percent from the prior year as seven percent higher volumes were partially offset by two percent lower energy cost pass-through. Operating income of $395 million increased six percent, driven by volume growth from HyCO facilities and a new on-site asset, and favorable pricing. These benefits were partially offset by higher costs, primarily reflecting fixed-cost inflation, increased product distribution and dislocation costs, and project development costs, net of lower depreciation expense. Operating margin of 29.9 percent increased 20 basis points, including an approximate 50-basis-point favorable impact from energy cost pass-through.
•Asia sales of $886 million increased nine percent from the prior year on six percent higher volumes, two percent favorable currency, and one percent higher energy cost pass-through. Volume growth was driven by higher on-site volumes, including new assets, as well as improved helium volumes. Operating income of $256 million increased 18 percent and operating margin of 28.9 percent improved 210 basis points, primarily due to higher volumes and lower depreciation due to certain gasification assets being classified as held for sale, partially offset by higher costs driven by incentive compensation.
•Europe sales of $816 million increased six percent from the prior year on three percent higher energy cost pass-through, three percent favorable currency, and two percent higher pricing, partially offset by two percent lower volumes. Operating income of $231 million increased two percent, driven by higher pricing, net of higher power costs, favorable currency, and favorable business mix attributable to higher-margin on-site volumes. These benefits were partially offset by higher costs, including fixed-cost inflation. Operating margin of 28.3 percent decreased 90 basis points, which included an approximate 50-basis-point headwind from energy cost pass-through.
•Middle East and India equity affiliates' income of $101 million increased 18 percent from the prior year, primarily from affiliates in Saudi Arabia.
•Corporate and other sales of $103 million decreased 28 percent from the prior year. Operating loss of $80 million improved three percent on productivity and favorable foreign exchange impacts, partially offset by lower sale of equipment activity.
Outlook
Air Products is raising its full-year fiscal 2026 adjusted EPS guidance* to a range of $13.39 to $13.49. For the fiscal 2026 fourth quarter, Air Products' adjusted EPS guidance* is $3.55 to $3.65. Air Products remains cautious given macroeconomic uncertainty but expects to see benefits from new asset contributions, pricing actions, and progress on productivity initiatives.
Air Products now expects capital expenditures* to be approximately $3.5 billion for full-year fiscal 2026.

Earnings Teleconference
Access the fiscal 2026 third quarter earnings teleconference scheduled for 8:00 a.m. Eastern Time on July 30, 2026 by calling 646-769-9200 and entering passcode 7872000 or by accessing the Event Details page on Air Products’ Investor Relations website.
About Air Products
Air Products (NYSE: APD) is a world-leading industrial gases company in operation for over 85 years focused on serving energy, environmental, and emerging markets and generating a cleaner future. The Company supplies essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical and food. As the leading global hydrogen supplier, Air Products develops, engineers, builds, owns and operates some of the world's largest hydrogen projects. Through its sale of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally.
Air Products had fiscal 2025 sales of $12.0 billion from operations in approximately 50 countries. For more information, visit airproducts.com or follow us on LinkedIn, X, Facebook or Instagram.

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Cautionary Note Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings and capital expenditure guidance, business outlook, investment opportunities and potential transactions that are subject to ongoing negotiations and their expected impact and timing. Forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: changes in global or regional economic conditions, inflation, and supply and demand dynamics in the market segments we serve, including demand for technologies and projects to limit the impact of global climate change; changes in the financial markets may affect the availability and terms on which we may obtain financing; the ability to execute agreements with customers and implement price increases to offset cost increases; disruptions to our supply chain and related distribution delays and cost increases; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, scope changes, cost escalations, contract terminations, customer cancellations, or postponement of projects and sales; our ability to safely develop, operate, and manage costs of large-scale and technically complex projects; the future financial and operating performance of major customers, joint ventures, and equity affiliates; our ability to safely and effectively develop, implement, and operate new technologies and to market products produced utilizing new technologies; our ability to execute the projects in our backlog and refresh our pipeline of new projects; tariffs, economic sanctions and regulatory activities in jurisdictions in which we, our affiliates and joint ventures, and our customers and other counterparties operate; the impact of environmental, tax, safety, or other legislation, as well as regulations and other public policy initiatives affecting our business and the business of our affiliates and related compliance requirements, including legislation, regulations, or policies intended to address global climate change; changes in tax rates and other changes in tax law; safety incidents relating to our operations; the timing, impact, and other uncertainties relating to acquisitions, divestitures, joint venture activities, and other commercial transactions, as well as our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems or those of our business partners or service providers; catastrophic events, such as natural disasters and extreme weather events, pandemics and other public health crises, acts of war, including Russia’s invasion of Ukraine, the conflict with Iran and other new and ongoing conflicts in the Middle East, or terrorism; the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in inflation, interest rates, and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we are constructing or that we own or operate for third parties; availability and cost of electric power, natural gas, and other raw materials; the commencement and success of any productivity and operational improvement programs; and other risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and subsequent filings we have made with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on our forward-looking statements. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.
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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Megan Britt, tel: (610) 481-0590; email: brittm@airproducts.com

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Air Products and Chemicals, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of U.S. Dollars, except for share and per share data)	2026	2025	2026	2025
Sales	$3,161.0	$3,022.7	$9,435.3	$8,870.4
Cost of sales	2,125.0	2,040.1	6,416.9	6,110.5
Selling and administrative expense	219.1	222.6	675.0	687.0
Research and development expense	21.5	24.1	63.5	69.0
Business and asset actions	2,907.4	24.1	2,929.4	2,952.0
Shareholder activism-related costs	—	25.0	—	86.3
Gain on sale of business	—	67.3	—	67.3
Other income (expense), net	14.9	36.5	39.6	73.3
Operating Income (Loss)	(2,097.1)	790.6	(609.9)	(893.8)
Equity affiliates' income	205.2	167.6	556.8	463.7
Interest expense	49.4	61.4	153.4	146.2
Other non-operating income (expense), net	3.6	(6.0)	3.1	14.3
Income (Loss) From Continuing Operations Before Taxes	(1,937.7)	890.8	(203.4)	(562.0)
Income tax expense (benefit)	(515.4)	159.6	(197.3)	(205.5)
Income (Loss) From Continuing Operations	(1,422.3)	731.2	(6.1)	(356.5)
Loss from discontinued operations, net of tax	—	(8.0)	—	(8.0)
Net Income (Loss)	(1,422.3)	723.2	(6.1)	(364.5)
Net income attributable to noncontrolling interests	18.5	9.4	46.1	34.9
Net Income (Loss) Attributable to Air Products	($1,440.8)	$713.8	($52.2)	($399.4)

Net Income (Loss) Attributable to Air Products
Net income (loss) from continuing operations	($1,440.8)	$721.8	($52.2)	($391.4)
Net loss from discontinued operations	—	(8.0)	—	(8.0)
Net Income (Loss) Attributable to Air Products	($1,440.8)	$713.8	($52.2)	($399.4)

Per Share Data(A) (U.S. Dollars per share)
Basic earnings (loss) per share from continuing operations	($6.47)	$3.24	($0.23)	($1.76)
Basic loss per share from discontinued operations	—	(0.04)	—	(0.04)
Basic earnings (loss) per share attributable to Air Products	($6.47)	$3.20	($0.23)	($1.79)
Diluted earnings (loss) per share from continuing operations	($6.47)	$3.24	($0.23)	($1.76)
Diluted loss per share from discontinued operations	—	(0.04)	—	(0.04)
Diluted earnings (loss) per share attributable to Air Products	($6.47)	$3.20	($0.23)	($1.79)

Weighted Average Common Shares (in millions)
Basic	222.8	222.8	222.8	222.7
Diluted	222.8	222.9	222.8	222.7
(A) Earnings (loss) per share is calculated independently for each component and may not sum to total earnings (loss) per share due to rounding.

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Air Products and Chemicals, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 June	30 September
(Millions of U.S. Dollars)	2026	2025
Assets
Current Assets
Cash and cash items	$980.5	$1,856.0
Trade receivables, net	1,881.5	1,901.2
Inventories	751.6	776.5
Prepaid expenses	155.1	174.9
Assets held for sale	475.5	427.7
Other receivables and current assets	719.3	689.5
Total Current Assets	$4,963.5	$5,825.8
Investment in net assets of and advances to equity affiliates	5,577.4	5,366.1
Plant and equipment, at cost	43,120.4	42,754.8
Less: accumulated depreciation	18,125.3	17,417.0
Plant and equipment, net	$24,995.1	$25,337.8
Goodwill, net	957.4	963.9
Intangible assets, net	278.4	293.5
Operating lease right-of-use assets, net	790.6	944.0
Noncurrent lease receivables	283.0	307.1
Financing receivables	946.4	1,000.0
Other noncurrent assets	1,653.8	1,021.3
Total Noncurrent Assets	$35,482.1	$35,233.7
Total Assets	$40,445.6	$41,059.5
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$3,529.6	$3,237.7
Accrued income taxes	98.0	179.4
Short-term borrowings	126.7	34.7
Current portion of long-term debt	769.5	716.3
Liabilities held for sale	51.5	50.5
Total Current Liabilities	$4,575.3	$4,218.6
Long-term debt	16,585.1	16,769.9
Long-term debt – related party	186.2	177.5
Noncurrent operating lease liabilities	489.8	616.0
Other noncurrent liabilities	1,374.4	1,348.1
Deferred income taxes	638.4	579.6
Total Noncurrent Liabilities	$19,273.9	$19,491.1
Total Liabilities	$23,849.2	$23,709.7
Air Products Shareholders’ Equity	13,883.8	15,024.9
Noncontrolling Interests	2,712.6	2,324.9
Total Equity	$16,596.4	$17,349.8
Total Liabilities and Equity	$40,445.6	$41,059.5

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Air Products and Chemicals, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	30 June
(Millions of U.S. Dollars)	2026	2025
Operating Activities
Net loss	($6.1)	($364.5)
Less: Net income attributable to noncontrolling interests of continuing operations	46.1	34.9
Net loss attributable to Air Products	($52.2)	($399.4)
Net loss from discontinued operations	—	8.0
Net loss from continuing operations attributable to Air Products	(52.2)	(391.4)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	$1,131.1	$1,151.4
Deferred income taxes	(511.7)	(497.2)
Tax reform repatriation	—	(34.9)
Gain on sale of business	—	(67.3)
Business and asset actions	2,929.4	2,952.0
Undistributed earnings of equity method investments	(83.8)	(137.8)
Gain on sale of assets and investments	(4.7)	(46.9)
Share-based compensation	38.7	65.7
Noncurrent lease receivables	36.4	40.1
Other adjustments	37.2	31.4
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(12.4)	(91.4)
Inventories	19.9	(35.6)
Other receivables	(72.3)	(102.8)
Payables and accrued liabilities	(202.6)	(215.1)
Other working capital	56.6	(624.6)
Cash Provided by Operating Activities	$3,309.6	$1,995.6
Investing Activities
Additions to plant and equipment, including long-term deposits	($3,354.5)	($5,504.9)
Acquisitions, less cash acquired	—	(59.9)
Investments in and advances to unconsolidated affiliates	(108.8)	(365.4)
Investments in financing receivables	—	(53.8)
Proceeds from sale of assets and investments	132.8	185.4
Purchases of short-term investments	—	(117.6)
Proceeds from short-term investments	—	122.5
Proceeds from other investing activities	19.0	112.7
Cash Used for Investing Activities	($3,311.5)	($5,681.0)
Financing Activities
Long-term debt proceeds	$644.0	$3,978.2
Payments on long-term debt	(662.8)	(380.1)
Net increase in commercial paper and short-term borrowings	77.0	214.7
Dividends paid to shareholders	(1,200.0)	(1,185.7)
Investments by noncontrolling interests	301.5	485.9
Other financing activities	(36.1)	(78.7)
Cash (Used for) Provided by Financing Activities	($876.4)	$3,034.3
Effect of Exchange Rate Changes on Cash	2.8	(4.3)
Decrease in cash and cash items	($875.5)	($655.4)
Cash and cash items – Beginning of Year	1,856.0	2,979.7
Cash and Cash Items – End of Period	$980.5	$2,324.3
Supplemental Cash Flow Information
Cash paid for taxes, net of refunds	$388.8	$856.1

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Air Products and Chemicals, Inc. and Subsidiaries
BUSINESS SEGMENT INFORMATION
(Unaudited)

(Millions of U.S. Dollars)	Americas	Asia	Europe	Middle East and India	Corporate and other	Total
Three Months Ended 30 June 2026
Sales	$1,321.4	$886.0	$815.7	$34.8	$103.1	$3,161.0
Operating income (loss)(A)	395.4	256.4	230.7	8.0	(80.2)	810.3
Depreciation and amortization	181.4	117.2	72.2	5.8	8.8	385.4
Equity affiliates' income	56.2	12.9	32.6	101.1	2.4	205.2
Three Months Ended 30 June 2025
Sales	$1,261.0	$810.0	$770.5	$38.3	$142.9	$3,022.7
Operating income (loss)(A)	374.1	216.8	225.2	8.1	(83.1)	741.1
Depreciation and amortization	192.4	126.7	64.9	6.8	10.2	401.0
Equity affiliates' income	37.8	9.5	29.7	86.0	4.6	167.6
Nine Months Ended 30 June 2026
Sales	$4,047.0	$2,550.1	$2,386.7	$94.3	$357.2	$9,435.3
Operating income (loss)(A)	1,173.1	728.7	665.8	18.4	(266.5)	2,319.5
Depreciation and amortization	525.0	346.7	214.5	18.0	26.9	1,131.1
Equity affiliates' income (loss)	163.7	38.4	87.9	264.8	2.0	556.8
Nine Months Ended 30 June 2025
Sales	$3,835.8	$2,401.2	$2,195.1	$103.9	$334.4	$8,870.4
Operating income (loss)(A)	1,128.0	624.6	607.2	4.6	(318.5)	2,045.9
Depreciation and amortization	544.2	381.4	176.2	19.7	29.9	1,151.4
Equity affiliates' income(B)	104.1	30.3	75.6	249.2	11.3	470.5
Total Assets
30 June 2026	$10,408.3	$6,869.5	$7,170.2	$11,887.2	$4,110.4	$40,445.6
30 September 2025	12,058.7	6,712.2	6,916.8	10,919.4	4,452.4	41,059.5
(A)Operating income (loss) for our reportable segments does not include gains or losses that management does not consider to be indicative of underlying business performance, such as charges related to business and asset actions. Refer below for a reconciliation of total segment operating income to consolidated results.
(B)Segment equity affiliates’ income for the nine months ended 30 June 2025 excludes a $6.8 impairment charge related to a joint venture in China, which was recorded as part of our business and asset actions during the second quarter of fiscal year 2025. As a result, total segment equity affiliates’ income does not reconcile to equity affiliates’ income for the total company as reported on the consolidated income statement for the nine months ended 30 June 2025.

Reconciliation of Total Segment Operating Income to Consolidated Results
The table below reconciles total segment operating income to income (loss) before taxes as reflected on our consolidated income statements:

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of U.S. Dollars)	2026	2025	2026	2025
Total Segment Operating Income	$810.3	$741.1	$2,319.5	$2,045.9
Business and asset actions	(2,907.4)	(24.1)	(2,929.4)	(2,952.0)
Shareholder activism-related costs	—	(25.0)	—	(86.3)
Gain on sale of business	—	67.3	—	67.3
Gain on sale of other assets(A)	—	31.3	—	31.3
Consolidated Operating Income (Loss)	($2,097.1)	$790.6	($609.9)	($893.8)
Equity affiliates' income	205.2	167.6	556.8	463.7
Interest expense	49.4	61.4	153.4	146.2
Other non-operating income (expense), net	3.6	(6.0)	3.1	14.3
Income (Loss) From Continuing Operations Before Taxes	($1,937.7)	$890.8	($203.4)	($562.0)
(A) Reflected on the consolidated income statements within "Other income (expense), net.

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Millions of U.S. Dollars unless otherwise indicated, except for per share data)
We present certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") because they exclude items that management does not consider to be representative of our underlying business operations. We provide these adjusted non-GAAP financial measures to allow investors, potential investors, securities analysts, and others to evaluate our business in the same manner as management. When viewed together with our GAAP results, we believe these non-GAAP financial measures offer a more complete understanding of the factors and trends affecting our financial performance and support analysis of our results on a more consistent basis.
Readers are cautioned that non‑GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for the corresponding GAAP measures. Our definitions and calculations of non‑GAAP financial measures may differ from those used by other companies, which may limit comparability.

Non-GAAP Performance Measures
Management uses non-GAAP performance measures, including adjusted operating income, adjusted operating margin, and adjusted earnings per share ("EPS"), to assess our performance because these measures exclude items that management does not consider to be representative of our underlying business operations. In addition, adjusted operating income and adjusted EPS are important components of our incentive compensation plans. We also use adjusted operating margin to assess operational efficiency, cost discipline, and overall profitability.
Our non‑GAAP performance measures are adjusted to exclude gains or losses that management believes are not associated with the ongoing operations of our business. These adjustments, which are described below for the periods presented, are not reflected in the results of our reportable segments. Although these items are often difficult to predict, readers should be aware that similar gains or losses may occur in future periods. The related tax effects reflect the expected current and deferred income tax impacts of our non-GAAP adjustments, which are primarily driven by the statutory tax rates of the applicable jurisdictions and the taxability of the underlying adjustments in those jurisdictions.
We reconcile each non‑GAAP performance measure to its most directly comparable GAAP measure in the table below, followed by descriptions of each non-GAAP adjustment. Margins are calculated by dividing the applicable line item by consolidated sales for the relevant period. In addition to our non-GAAP performance measures, we also present components used in calculating adjusted EPS to illustrate the per share effect of our non‑GAAP adjustments. All per share amounts are calculated on a diluted basis from continuing operations attributable to Air Products. Because margins and per share amounts are calculated independently, the individual components may not sum to the related totals due to rounding.

Q3 2026 vs. Q3 2025	Operating Income/Loss	Operating Margin	Equity Affiliates' Income	Other Non- Operating Inc/Exp, Net	Income Tax Expense/Benefit	Net Income/Loss Attributable to Air Products	Earnings/Loss per Share (A)
Q3 2026 GAAP Measures	($2,097.1)	(66.3%)	$205.2	$3.6	($515.4)	($1,440.8)	($6.47)
Q3 2025 GAAP Measures	790.6	26.2%	167.6	(6.0)	159.6	721.8	3.24
$ GAAP Change	($2,887.7)						($9.71)
%/bp GAAP Change	(365%)	(9,250 bp)					(300%)
Q3 2026 GAAP Measures	($2,097.1)	(66.3%)	$205.2	$3.6	($515.4)	($1,440.8)	($6.47)
Business and asset actions	2,907.4	92.0%	—	—	695.4	2,212.0	9.92
Non-service pension cost, net	—	—%	—	3.2	0.8	2.4	0.01
Q3 2026 Adjusted Measures	$810.3	25.6%	$205.2	$6.8	$180.8	$773.6	$3.47
Q3 2025 GAAP Measures	$790.6	26.2%	$167.6	($6.0)	$159.6	$721.8	$3.24
Business and asset actions	24.1	0.8%	—	—	8.7	15.4	0.07
Shareholder activism-related costs	25.0	0.8%	—	—	6.2	18.8	0.08
Gain on sale of business	(67.3)	(2.2%)	—	—	(15.4)	(51.9)	(0.23)
Gain on sale of other assets(B)	(31.3)	(1.0%)	—	—	(7.5)	(23.8)	(0.11)
Loss on de-designation of cash flow hedges(C)	—	—%	—	0.3	0.1	0.1	—
Non-service pension cost, net	—	—%	—	10.9	2.8	8.1	0.04
Q3 2025 Adjusted Measures	$741.1	24.5%	$167.6	$5.2	$154.5	$688.5	$3.09
$ Adjusted Change	$69.2						$0.38
%/bp Adjusted Change	9%	110 bp					12%
(A)Calculated and presented on a diluted basis from continuing operations attributable to Air Products. Because we reported a loss from operations in fiscal year 2026, GAAP loss per share is calculated using the basic weighted average share value of 222.8 million, which does not consider outstanding share-based awards due to their anti-dilutive effect. Adjusted earnings per share is calculated using a diluted weighted average share value of 222.9 million.
(B)Reflected on the consolidated income statements within "Other income (expense), net."
(C)Loss attributable to noncontrolling interests was $0.1.

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Non-GAAP Adjustments
Business and Asset Actions
During the quarter ended 30 June 2026, the Company recognized project exit charges of approximately $2.9 billion pre-tax ($2.2 billion after-tax, or $9.92 per share) associated with actions announced on 30 June 2026, including the exit of a clean energy complex under construction in Louisiana and a green hydrogen production facility under construction in Casa Grande, Arizona, as well as certain other smaller-scale clean energy distribution projects. In the prior-year quarter, the Company recognized $24.1 of project exit charges pre-tax ($15.4 after-tax, or $0.07 per share), primarily reflecting revisions to cost estimates associated with project exit actions approved in the second quarter of fiscal year 2025.
Shareholder Activism-Related Costs
We recorded shareholder activism-related costs in fiscal year 2025 in connection with a proxy contest that concluded in January 2025 following certification of the election of directors at the 2025 Annual Meeting of Shareholders. Costs recorded during the third quarter of fiscal year 2025 were $25.0 pre-tax ($18.8 after-tax, or $0.08 per share), primarily related to the reimbursement of proxy-related expenses incurred by Mantle Ridge LP and its affiliated entities.
Gain on Sale of Business
In April 2025, we completed the sale of our 100% ownership interest in a consolidated subsidiary in Singapore for cash proceeds of $104.3. We recognized a gain of $67.3 pre-tax ($51.9 after-tax, or $0.23 per share) as a result of the transaction during the third quarter of fiscal year 2025.
Gain on Sale of Other Assets
In June 2025, we sold a regional office in Hersham, England, for cash proceeds of $37.7. We recognized a gain on sale of $31.3 pre-tax ($23.8 after-tax, or $0.11 per share) during the third quarter of fiscal year 2025 that is presented within “Other income (expense), net” on our consolidated income statements.
Loss on De-designation of Cash Flow Hedges
In fiscal year 2024, we discontinued cash flow hedge accounting for certain interest rate swaps due to changes in the anticipated drawdown timeline for hedged borrowings related to the NEOM Green Hydrogen Project. These swaps are held by NEOM Green Hydrogen Company, a consolidated joint venture accounted for under the variable interest model, in which Air Products holds a one-third ownership interest. As a result of the de-designation, unrealized gains and losses related to the affected swaps were recorded in "Other non-operating income (expense), net" on our consolidated income statements. During the third quarter of fiscal year 2025, we recorded an unrealized loss of $0.3 pre-tax ($0.1 attributable to Air Products after tax), with $0.1 attributable to our noncontrolling partners.
We re-designated the affected swaps as cash flow hedges when the outstanding borrowings under the available project financing became commensurate with the swaps’ notional values. As of 1 January 2026, all swaps were re-designated as cash flow hedges.
Loss From Discontinued Operations
Our non-GAAP financial measures are presented on a continuing operations basis, which excludes a pre-tax loss from discontinued operations of $10.6 ($8.0 after tax, or $0.04 per share) recorded during the third quarter of fiscal year 2025 primarily to increase retained environmental remediation obligations associated with businesses sold in 2008.
Non-Service Related Pension Items
Non-service related pension items resulted in net non-operating costs of $3.2 ($2.4 after tax, or $0.01 per share) in the third quarter of fiscal year 2026 compared to $10.9 ($8.1 after tax, or $0.04 per share) in the third quarter of fiscal year 2025. Non-service related components are recurring, non-operating items that include interest cost, expected returns on plan assets, prior service cost amortization, actuarial loss amortization, as well as special termination benefits, curtailments, and settlements. The net impact of non-service related components is reflected within “Other non-operating income (expense), net” on our consolidated income statements. Adjusting for the impact of non-service pension components provides management and users of our financial statements with a more accurate representation of our underlying business performance because these components are driven by factors that are unrelated to our operations, such as volatility in equity and debt markets. Further, non-service related components are not indicative of our defined benefit plans’ future contribution needs due to the funded status of the plans.

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Capital Expenditures (Non-GAAP)
Capital expenditures is a non-GAAP financial measure that management uses to evaluate our deployment of capital and assess alignment with our strategic priorities. Our calculation of this measure begins as the sum of cash paid for additions to plant and equipment, including long-term deposits, acquisitions (less cash acquired), investment in and advances to unconsolidated affiliates, and investment in financing receivables, each of which are reported on our consolidated statements of cash flows.
We then adjust this amount to exclude spending for additions to plant and equipment by our consolidated joint venture, NEOM Green Hydrogen Company (“NGHC”), to the extent such spending is funded by sources other than Air Products’ cash. These other funding sources include NGHC’s project financing, which is non‑recourse to Air Products, as well as equity contributions from the other joint venture partners. Management believes this adjustment provides a more useful view of the capital we deploy to support the ongoing growth of our business.
The most directly comparable GAAP measure to our non‑GAAP capital expenditures is “Cash used for investing activities,” as reported on our consolidated statements of cash flows. The reconciliation of cash used for investing activities to our reported capital expenditures is provided below:

	Nine Months Ended
	30 June
	2026	2025
Cash used for investing activities	$3,311.5	$5,681.0
Proceeds from sale of assets and investments	132.8	185.4
Purchases of short-term investments	—	(117.6)
Proceeds from short-term investments	—	122.5
Proceeds from other investing activities	19.0	112.7
NGHC expenditures not funded by Air Products' equity(A)	(817.1)	(1,981.2)
Capital expenditures	$2,646.2	$4,002.8
(A)Reflects the portion of "Additions to plant and equipment, including long-term deposits" that is associated with NGHC, less our approximate cash investment in the joint venture. Substantially all the funding we provide to NGHC is limited for use by the joint venture for its capital expenditures.
The table below outlines the cash flow components included in our definition of capital expenditures:

	Nine Months Ended
	30 June
	2026	2025
Additions to plant and equipment, including long-term deposits	$3,354.5	$5,504.9
Acquisitions, less cash acquired	—	59.9
Investments in and advances to unconsolidated affiliates	108.8	365.4
Investments in financing receivables	—	53.8
NGHC expenditures not funded by Air Products' equity(A)	(817.1)	(1,981.2)
Capital expenditures	$2,646.2	$4,002.8
(A)Reflects the portion of "Additions to plant and equipment, including long-term deposits" that is associated with NGHC, less our approximate cash investment in the joint venture. Substantially all the funding we provide to NGHC is limited for use by the joint venture for its capital expenditures.
Outlook for Investing Activities
It is not possible, without unreasonable efforts, to reconcile our forecasted capital expenditures to future cash used for investing activities because management is unable to identify the timing or occurrence of our future investment activity, which is driven by our assessment of competing opportunities at the time we enter into transactions. These decisions, either individually or in the aggregate, could have a significant effect on our cash used for investing activities. Accordingly, management is unable to fully reconcile, without unreasonable efforts, our forecasted capital expenditures to future cash used for investing activities.
We expect capital expenditures of approximately $3.5 billion for fiscal year 2026.

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Adjusted EPS Outlook (Non-GAAP)
The adjusted EPS guidance below is provided on a diluted basis from continuing operations attributable to Air Products and is compared to historical adjusted EPS. These adjusted measures exclude the impact of certain items that we believe are not representative of our underlying business performance, such as the non-service components of net periodic benefit/cost for our defined benefit pension plans, the incurrence of costs for business, asset, and cost reduction actions and impairment charges, or the recognition of gains or losses on certain disclosed items. The per share impact for each non-GAAP adjustment is calculated independently and may not sum to total adjusted EPS due to rounding.
It is not possible, without unreasonable efforts, to predict the timing or occurrence of these or similar future events or the potential for other events or transactions that may impact future GAAP EPS. Furthermore, it is not possible to identify the potential significance of these events in advance; however, any of these events, if they were to occur, could have a significant effect on our future GAAP EPS. Accordingly, management is unable to fully reconcile, without unreasonable efforts, our forecasted range of adjusted EPS to a comparable GAAP range.

	Diluted EPS
	Q4	Full Year
2025 Earnings (Loss) Per Share	$0.02	($1.74)
Business and asset actions	3.33	13.68
Shareholder activism-related costs	—	0.32
Gain on sale of business	—	(0.23)
Gain on sale of other assets	—	(0.11)
Gain on de-designation of cash flow hedges	—	(0.03)
Non-service pension cost, net	0.04	0.15
Tax reform adjustment related to deemed foreign dividends	—	(0.16)
Tax on repatriation of foreign earnings	—	0.14
2025 Adjusted EPS	$3.39	$12.03
2026 Adjusted EPS Outlook	$3.55 – $3.65	$13.39 – $13.49
$ Change	0.16 – 0.26	1.36 – 1.46
% Change	5% – 8%	11% – 12%